Exhibit 4.1


October 30, 2002

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of M.B.A. Holdings, Inc.'s Amended Form 8-K dated October 30, 2002, and we agree with the statements made therein.

Yours truly,

/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona